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[LOGO] PHOENIX(R)             PHL Variable Insurance Company ("Phoenix" or the "Company")           Life Insurance Application
                              One American Row PO                                                   For Company Use Only
                              Box 5056                                                              Case Number:____________________
                              Hartford CT 06102-5056                                                Master App. No.:________________
                              (COLI Administration H-G)
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Section I - Proposed Insured - questions below pertain to the Proposed Insured unless otherwise indicated.
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Print Name as it is to appear on policy   Sex                   Birthdate (Month, Day, Year)   Birthplace (State or Country)
(First, Middle, Last)                     [_] Male [_] Female

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Current Occupation       Length of Employment       United States Citizen                      Taxpayer Identification Number/SSN
                                                   [_] Yes [_] No
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Home Address (Include Street, Apt. Number, City, State, and ZIP Code)

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Email Address                                                                      Have you smoked cigarettes in the past 12 months?
                                                                                   [_] Yes [_] No
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Are you ACTIVELY-AT-WORK*? [_] Yes [_] No

If Yes, provide the ZIP Code for your primary work location. ZIP Code ___________

*ACTIVELY-AT-WORK is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the information indicated on this application for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.

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Section II - Ownership (Choose one)
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[_] A. Business Entity or Trust named in Master Application is owner
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[_] B. Proposed Insured
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[_] C. Other Owner            Relationship to Proposed Insured
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Name                                                                               Taxpayer Identification Number/SSN

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Address

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Send premium and lapse notices to: (in addition to owner)
[_] Proposed Insured:       [_] Home Address        [_] Business Entity Address
[_] Secondary Address _________________________________________________________________________________________________

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Section III - Beneficiary Designation(s) (Choose one)
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[_] A. Business Entity or Trust named in Master Application is beneficiary
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[_] B. Other beneficiary (Complete details below) [_] Check if subject to split dollar agreement
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Primary Beneficiary         Relationship to Proposed Insured      Date of Birth    Taxpayer Identification Number/SSN

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Contingent Beneficiary      Relationship to Proposed Insured      Date of Birth    Taxpayer Identification Number/SSN

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Section IV - Coverage Applied For (Choose one)
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[_] A. As specified in Master Application (skip to Section V)
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[_] B. Specified as follows:
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Plan of Insurance                                                 Basic Policy Amount
[_] Phoenix Executive VUL                                         $_________________________
[_] Phoenix Executive UL
[_] Other

If "Other" is selected skip the remainder of this Section
and complete Section V and Alternative Section VII.
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Life Insurance Qualification Test: (check one) if none checked, Cash Value Accumulation Test will apply.
[_] Cash Value Accumulation Test   [_] Guideline Premium Test
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Death Benefit Option (check one) if none checked, Option A will apply
[_] Option A - Level   [_] Option B - Increasing   [_] Option C - Specified Face + Accumulated Premiums Net of Distributions
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First Year Anticipated Billed Premium (Excluding 1035 Exchange, Lump Sum Funds, etc.)     Subsequent Planned Annual Premium

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Section IV - Coverage Applied For (continued)
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Temporary Money Market Allocation
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This option applies ONLY to Variable Life insurance products.
If the state of issue does not require refund of premium during the Right To Cancel Period, but you prefer to temporarily allocate your premiums to the Money Market subaccount until the end of the Right to Cancel Period, as stated in the policy, indicate: [_] Yes [_] No
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Telephone/Electronic Authorization
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I, the Owner will receive this telephone/electronic investment transfer privilege automatically. By checking the "Yes" box below, I am authorizing and directing Phoenix to act upon telephone or electronic investment instructions from my licensed representative who can furnish proper identification. Phoenix will use reasonable procedures to confirm that these instruction are authorized and genuine. As long as these procedures are followed, the Phoenix and its affiliate and their directors, trustees, officers, employees, and licensed representatives will be held harmless for any claims, liability, loss or cost. [_] Yes [_] No
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Mode of Premium Payment
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[_] Annual [_] Quarterly [_] Semi-Annual [_] Monthly

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Section V - Existing Life Insurance
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[_] Yes [_] No 1. Are there any life insurance policies or annuity contracts, owned by, or on your life?

[_] Yes [_] No 2. With this policy, do you plan to replace (in whole or in part, now or in the future) any existing life insurance or annuity contract in force?

[_] Yes [_] No 3. Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or otherwise) to pay any initial or subsequent premium(s) for this policy?
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For all "Yes" answers above, please provide the following information. If no coverage in force, check here [_]
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    Company          Issue Date          Plan             Amount           Pers/Bus           Replacing
                      (mm/yyyy)
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                                                      $                   [_]    [_]        [_]   [_]
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                                                      $                   [_]    [_]        [_]   [_]
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                                                      $                   [_]    [_]        [_]   [_]
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                  Total Life Insurance in force       $

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Section VI - Suitability
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This section applies ONLY to variable life insurance products:

Do you understand that the Death Benefit may be variable or fixed under certain conditions and the Death Benefit and
Cash Values under any Variable Policy may increase or decrease in amount or duration or even be exhausted to zero based
on the investment experience of the underlying investment options?                                                    [_] Yes [_] No
Do you believe that the variable life policy you are purchasing is suitable to meet your financial objectives?
                                                                                                                      [_] Yes [_] No

My signature in the Signature section of this application acknowledges that (a) I understand that a variable life insurance policy is not an appropriate investment vehicle for a short term trading strategy or short term savings and
(b) I confirm that I have received the prospectus for the variable life policy I am purchasing.
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Illustrations of benefits including death benefits, policy values and cash surrender values are available on request.
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Additional Comments
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Section VII - Signature
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I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I agree that this Life Insurance Application and the Master Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until each of the following has occurred: 1) the policy has been issued by Phoenix;
2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the Master Application and the Insured's Life Insurance Application remain true, complete and accurate as of the date the policy is delivered; 4) the Insured is alive when the policy is delivered; and 5) as of the date of delivery of the policy, there has been no change in the health of the proposed insured that would change the answers to any of the questions in the
Insured's Life Insurance Application.

I understand that if there is any change in my health or physical condition, or if I visit a physician or am hospitalized, subsequent to the date of the application or the providing of any information to be contained in the application, I will inform
Phoenix as soon as possible.
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Employer-Owned Life Insurance Notice and Consent (Complete only if "A" selected in Section II; i.e., Business Entity or Trust is
Owner)

I understand that, with respect to this application for life insurance:

     (a)  My employer intends to purchase a life insurance contract insuring my life;
     (b)  The maximum face amount at issue for which my life could be insured is $ ________________;
     (c)  The insurance coverage may continue to remain in force in the event of termination of my employment with this employer; and
     (d)  Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

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Under penalties of perjury, I certify that: a) the number shown on this form is my correct taxpayer identification number; and b) I am not subject to backup withholding because: 1) I am exempt from backup withholding; or 2) I have not been notified by the Internal
Revenue Service (IRS) that I am subject to backup withholding; or 3) the IRS has notified me that I am no longer subject to backup withholding.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in any parts to this application (not applicable in ND and SD), and 2) the Licensed Producer has no
authority to make, modify, alter or discharge any contract thereby applied for.

In case of discrepancy between the Master Application and the insured's application, (a) the insured's application shall be controlling if the owner is other than the Business Entity or a Trust named in the Master Application, or (b) the Master Application
shall be controlling if the owner is the Business Entity or Trust named in the Master Application.

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Proposed Insured's Signature           State Signed In    Witness (Must be signed in presence of Insured)       Date (mm/dd/yyyy)
[X]
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Owner (if other than Proposed Insured  State Signed In    Witness (Must be signed in presence of Owner)         Date (mm/dd/yyyy)
or Business Entity stated on Master
Application) [X]
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Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction. (Not applicable in AR, DC, FL, LA, ME, MA, NJ, NM, NY, OH, OR, PA, TX, VA and WA).

In AR and LA any person who knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In DC, WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR
ANY OTHER PERSON, PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, ANY INSURER MAY DENY INSURANCE BENEFITS IF FALSE
INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

In OH, any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
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The Producer hereby confirms he/she has truly and accurately recorded on the application the information supplied by the
Proposed Insured, and that he/she is qualified and authorized to discuss the contract herein applied for.
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Lic. Agt./Reg. Rep.'s Signature        Date               Lic. Agt./Reg. Rep.'s I.D. No.
[X]
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Broker/Dealer Name and Address                                                                   Broker/Dealer No.
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